Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus, Class Y Shares Prospectus and Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated August 16, 2002, in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A No. 2-62436) of Pioneer Bond Fund.



                                                          /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP

Boston, Massachusetts
February 19, 2003